GERALD DUPONT ENTERPRISES, INC.
                               PETROLEUM ENGINEER
                                  P.O. BOX 1590
                          SUGAR LAND, TEXAS 77487-1590

                         (713)240-2822 FAX (713)242-2822

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Gerald W. DuPont Enterprises, Inc. consents to the incorporation by reference of our evaluation of the estimated reserves and future net revenues of certain interest owned by Blue Dolphin Energy Company in the Galveston Block 288 Field, dated December 31 1996, included in the Annual Report on Form 10-K of Blue Dolphin Energy Company for the year ended December 31, 1996.


Petroleum Engineer

Date: FEBRUARY 18, 1997